UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 2, 2023
Date of Report (Date of earliest event reported)

Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	000-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Avenue,	Tyler,	TX	75701
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code: (903) 531-7111

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value	SBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2023, the Board of Directors (the “Board”) of Southside Bancshares, Inc. (the “Company”) acknowledged director William Sheehy’s retirement from the Board, effective upon the expiration of his term at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), scheduled for May 17, 2023, in accordance with the mandatory age requirement set forth in the Company's Director Departure Policy (the “Policy”). The Policy provides for director retirement on the date of the Annual Shareholder's Meeting following a director's 75th birthday. Under the Policy, directors who reached the age of 75 prior to February 1, 2020 had the opportunity to stand for re-election for one final term. Mr. Sheehy has served on the Company's Board since 1983. Mr. Sheehy’s upcoming retirement is not a result of any disagreement with the Board or management.

Mr. Sheehy also serves on the Board of Directors of Southside Bank, a subsidiary of the Company, and will retire effective as of the 2023 Annual Meeting.

“We are sad to report, on February 25, 2023, Melvin B. Lovelady, a director of the Company since 2005, passed away after a brief illness. We were blessed by Mr. Lovelady’s leadership. His valuable and dedicated service as a director of the Company will be greatly missed,” stated Lee R. Gibson, President and Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: March 2, 2023	By:	/s/ JULIE N. SHAMBURGER
Julie N. Shamburger, CPA
Chief Financial Officer
(Principal Financial and Accounting Officer)